Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of BioVie, Inc. on Form S-1/A Amendment No. 4 to be filed on or about October 1 2019, of our audit report dated October 4, 2018, with respect to the financial statements of Biovie, Inc. for the year ended June 30, 2018. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

D. Brooks and Associates CPA’s, P.A.

Palm Beach Gardens, FL

October 1, 2019